Artisan Partners Asset Management Inc. Reports 3Q16 Results
Milwaukee, WI - October 31, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and nine months ended September 30, 2016, including net income and earnings per share.

Eric Colson, Chairman and CEO, said, “At Artisan Partners, we believe that growth is an outcome, not a strategy. Current trends toward passive and low-cost investment products have not changed our long-term view. We believe that clients and investors care most about long-term investment performance. Our business will grow if we deliver superior long-term investment outcomes that are differentiated from indexes and other managers. We have done that historically and are confident that we will continue to perform and differentiate ourselves.
“In order to serve our clients, we have continued to evolve our existing strategies, adding degrees of freedom to provide more tools to generate alpha and manage risk. In designing our newest strategies (our global strategies and our High Income and Developing World strategies) we have further enhanced investment flexibility so that our portfolio managers can invest opportunistically to differentiate performance and adjust risk.
“For example, in its first 10 years of operations, our Non-U.S. Growth strategy generated outstanding returns and grew to $25.6 billion in AUM by the end of 2006. Notwithstanding that success, over the last decade, we have worked with clients to expand the degrees of freedom available to our Global Equity team by reducing the strategy’s minimum country count and increasing the single country and emerging markets exposure caps. Over the last 10 years, the Global Equity team has used the expanded degrees of freedom within the team’s stated philosophy and process to generate average annual gross returns of 4.83% in the Non-U.S. Growth strategy, compared to 1.82% for the strategy’s benchmark index, which translated into approximately $4.5 billion of alpha.
“In addition to evolving our existing strategies, we have added new investment talent and teams whose experience and approach has helped us further evolve our strategy line-up with the market environment. Most recently, in late October, Chris Smith joined Artisan to start our eighth investment team, the Artisan Thematic team. We expect Chris and his team will manage a concentrated long-only strategy and a long/short strategy, both of which will reflect Chris’s thematic investing philosophy and process. This will represent further evolution for Artisan Partners towards additional investment flexibility and risk management tools, all in an effort to deliver superior investment outcomes for clients and investors.”
Third Quarter Update
Commenting on the third quarter, Mr. Colson said: “During the third quarter we experienced firm-wide net outflows of $935 million. The Non-U.S. Growth, U.S. Mid-Cap Value, and U.S. Mid-Cap Growth strategies experienced $1.1 billion, $532 million, and $337 million of net outflows, respectively. Those net outflows are for a variety of reasons, including clients rebalancing as a result of the long-term returns those strategies have generated. Poor relative performance has also caused some outflows, especially from the U.S. Mid-Cap Value strategy. The current trends toward passive and low-cost products are also working against us.
“While firm-wide flows remained negative, we continued to generate organic growth in significant pockets of our business. During the third quarter, five of our seven investment teams experienced positive net flows. Our Global Opportunities, High Income and Developing World strategies each continued to raise assets at a healthy pace, and our Global Equity strategy had meaningful net inflows. While modest, these net inflows provide real-time support for our view that, if we perform, sophisticated long-term investors and asset allocators will continue to demand our services.
“In that regard, our teams’ long-term investment performance remains strong. The standard performance presentation is included in Exhibit 7 of this release. Another way of assessing performance is to analyze performance over rolling periods, which reduces the entry-point and end-point dependency that exists with the standard presentation of trailing period average annual returns. Since 1995, across our strategies, our investment teams have managed assets for a combined total of nearly 1,400 rolling five-year periods. In over 75% of those five-year periods, the average annual returns of our strategies have beaten those of the broad-based benchmark, gross of fees. In over 90% of the five-year periods during which our investment teams have beaten the benchmark, they have done so by more than one percentage point annually, gross of fees. And in just under 50% of the five-year out-performance periods, the teams have beaten their benchmarks by more than five percentage points annually, gross of fees. Over time, that outperformance has translated into significant additional wealth for our clients and investors. If we continue to deliver consistent performance with differentiated strategies, we are confident in our business and uninterested in launching the kind of exposure-oriented products that are currently receiving so much attention.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$99.8	$95.0	$97.0	$99.8	$97.0
Average	98.2	96.6	104.7	95.9	108.2

Consolidated Financial Results (GAAP)
Revenues	$184.1	$180.8	$198.4	$539.4	$613.5
Operating income	62.0	58.9	70.6	175.7	216.7
Operating margin	33.7%	32.6%	35.6%	32.6%	35.3%
Net income attributable to Artisan Partners Asset Management Inc.	$19.1	$18.3	$18.4	$53.7	$61.7
Basic and diluted earnings per share	0.41	0.38	0.44	1.15	1.38

Adjusted[1] Financial Results
Adjusted operating income	$68.7	$66.1	$81.1	$197.4	$248.3
Adjusted operating margin	37.3%	36.6%	40.9%	36.6%	40.5%
Adjusted EBITDA[2]	$71.0	$67.3	$82.2	$202.1	$251.9
Adjusted net income	42.0	39.8	49.2	119.4	151.1
Adjusted earnings per adjusted share	0.56	0.53	0.67	1.60	2.06

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $99.8 billion
During the September quarter, our AUM increased to $99.8 billion at September 30, 2016, an increase of $4.8 billion, or 5.1%, compared to $95.0 billion at June 30, 2016, as a result of $5.8 billion in market appreciation partially offset by $935 million of net client cash outflows. Compared to September 30, 2015, AUM increased $2.8 billion, or 2.9%, due to $9.4 billion in market appreciation and $6.6 billion of net client cash outflows.
Average AUM for the September quarter of 2016 was $98.2 billion, an increase of 1.7% compared to average AUM for the June quarter of 2016 of $96.6 billion and a 6.2% decrease from the average of $104.7 billion for the September quarter of 2015.
September Quarter of 2016 Compared to June Quarter of 2016
GAAP net income was $19.1 million, or $0.41 per basic and diluted share, in the September quarter of 2016 compared to net income of $18.3 million, or $0.38 per basic and diluted share, in the June quarter of 2016. Adjusted net income was $42.0 million, or $0.56 per adjusted share, in the September quarter of 2016 compared to adjusted net income of $39.8 million, or $0.53 per adjusted share, in the June quarter of 2016.

•	Revenues of $184.1 million in the September quarter of 2016 increased $3.3 million from $180.8 million in the June quarter of 2016 primarily due to higher average AUM in the September quarter.

•	Operating expenses of $122.1 million in the September quarter of 2016 increased $0.2 million from $121.9 million in the June quarter of 2016.

•	GAAP operating margin was 33.7% for the September quarter of 2016 compared to 32.6% for the June quarter of 2016.

•	Adjusted operating margin was 37.3% for the September quarter of 2016 compared to 36.6% for the June quarter of 2016.
September Quarter of 2016 Compared to September Quarter of 2015
GAAP net income was $19.1 million, or $0.41 per basic and diluted share, in the September quarter of 2016 compared to net income of $18.4 million, or $0.44 per basic and diluted share, in the September quarter of 2015. Adjusted net income was $42.0 million, or $0.56 per adjusted share, in the September quarter of 2016 compared to adjusted net income of $49.2 million, or $0.67 per adjusted share, in the September quarter of 2015.

•
Revenues of $184.1 million in the September quarter of 2016 decreased $14.3 million from $198.4 million in the September quarter of 2015 primarily due to lower average AUM in the September quarter of 2016.

•
Operating expenses of $122.1 million in the September quarter of 2016 decreased $5.7 million from $127.8 million in the September quarter of 2015 primarily as a result of lower incentive compensation and third-party distribution expenses in the September quarter of 2016, both of which fluctuate with revenue and AUM, and a decrease in pre-offering related equity compensation expense. The decreases were partially offset by increased technology and post-IPO equity compensation expense.

•	GAAP operating margin was 33.7% for the September quarter of 2016 compared to 35.6% for the September quarter of 2015.

•	Adjusted operating margin was 37.3% for the September quarter of 2016 compared to 40.9% for the September quarter of 2015.

Nine Months Ended September 30, 2016 Compared to Nine Months Ended September 30, 2015
GAAP net income was $53.7 million, or $1.15 per basic and diluted share, for the nine months ended September 30, 2016 compared to $61.7 million, or $1.38 per basic and diluted share, for the nine months ended September 30, 2015. Adjusted net income was $119.4 million, or $1.60 per adjusted share, for the nine months ended September 30, 2016 compared to adjusted net income of $151.1 million, or $2.06 per adjusted share, for the nine months ended September 30, 2015.

•
Revenues of $539.4 million for the nine months ended September 30, 2016 decreased $74.1 million from $613.5 million for the nine months ended September 30, 2015 primarily due to lower average AUM in 2016.

•
Operating expenses of $363.7 million for the nine months ended September 30, 2016 decreased $33.1 million from $396.8 million for the nine months ended September 30, 2015 primarily as a result of lower incentive compensation and third-party distribution expenses in 2016, both of which fluctuate with revenue and AUM, a decrease in pre-offering related equity compensation expense, and $6.5 million of initial start-up costs associated with the formation of our Developing World team incurred in 2015. The decreases were partially offset by increased technology and post-IPO equity compensation expense.

•	GAAP operating margin was 32.6% for the nine months ended September 30, 2016 compared to 35.3% for the nine months ended September 30, 2015.

•	Adjusted operating margin was 36.6% for the nine months ended September 30, 2016 compared to 40.5% for the nine months ended September 30, 2015.
Capital Management
Cash and cash equivalents were $212.6 million at September 30, 2016 compared to $166.2 million at December 31, 2015. The Company paid its quarterly dividend of $0.60 per share of Class A common stock during the September quarter of 2016. The Company had total borrowings of $200.0 million at September 30, 2016 and December 31, 2015.
During the September quarter of 2016, limited partners of Artisan Partners Holdings exchanged 67,426 common units for 67,426 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 67,426 shares.
Total stockholders’ equity was $120.0 million at September 30, 2016 compared to $116.6 million at December 31, 2015. The Company had 42.1 million Class A common shares outstanding at September 30, 2016.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at September 30, 2016.
On October 25, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on November 30, 2016, to Class A shareholders of record as of the close of business on November 16, 2016.

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Conference Call
The Company will host a conference call on November 1st, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the investor relations section of the Company’s website at artisanpartners.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10092917. A replay of the call will be available until November 8, 2016 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10092917. An audio replay will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Artisan Non-U.S. Growth strategy’s alpha of $4.5bn is based off of the strategy composite’s cumulative return, net of client account contributions and withdrawals, in excess of the MSCI EAFE index’s return over the 10-year period ended 30 September 2016.

Performance over rolling time-periods calculation is based on monthly returns for each marketed Artisan composite and its broad based market index for the rolling periods that each Artisan composite has completed a five-year return. The calculation includes assets of the Artisan U.S. Small-Cap Value strategy which was managed by Artisan Partners from 1 June 1997 to 23 May 2016. Indexes used are: Non-U.S. Growth Strategy / Non-U.S. Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy-MSCI ACWI Index; Global Small-Cap Growth Strategy-MSCI ACWI Small Cap Index; Non-U.S. Small-Cap Growth Strategy-MSCI EAFE Small Cap Index; U.S. Mid-Cap Growth Strategy / U.S. Mid-Cap Value Strategy-Russell Midcap® Index; U.S. Small-Cap Growth Strategy / U.S. Small-Cap Value Strategy-Russell 2000® Index; Value Equity Strategy-Russell 1000® Index; Developing World Strategy / Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-BofA Merrill Lynch High Yield Master II Index.

Returns used in the calculation of Artisan Non-U.S. Growth strategy’s alpha and the firm’s strategies’ rolling five-year time performance do not reflect the applicable fees and expenses of accounts and investment vehicles managed within the composites during the applicable periods which, if applied, would reduce the amounts and performance described. Index returns do not reflect the payment of fees and expenses. The returns for any composite may be positive or negative, and past performance does not guarantee future results.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$120.0	$118.8	$134.7	$353.5	$415.4
Separate accounts	64.0	61.4	63.6	185.0	196.5
Performance fees	0.1	0.6	0.1	0.9	1.6
Total revenues	184.1	180.8	198.4	539.4	613.5

Operating expenses
Compensation and benefits	89.6	88.0	91.2	265.1	283.3
Pre-offering related compensation - share-based awards	6.7	7.2	10.5	21.7	31.6
Total compensation and benefits	96.3	95.2	101.7	286.8	314.9
Distribution and marketing	8.1	8.4	10.6	24.6	34.0
Occupancy	3.3	3.2	3.1	9.7	9.1
Communication and technology	8.2	8.5	6.4	23.9	18.0
General and administrative	6.2	6.6	6.0	18.7	20.8
Total operating expenses	122.1	121.9	127.8	363.7	396.8
Operating income	62.0	58.9	70.6	175.7	216.7
Interest expense	(3.0)	(2.9)	(3.0)	(8.8)	(8.8)
Net gain (loss) on the tax receivable agreements	0.7	—	(5.8)	0.7	(12.2)
Net investment income	0.9	—	—	0.9	0.4
Total non-operating income (loss)	(1.4)	(2.9)	(8.8)	(7.2)	(20.6)
Income before income taxes	60.6	56.0	61.8	168.5	196.1
Provision for income taxes	15.1	12.7	11.6	39.3	33.2
Net income before noncontrolling interests	45.5	43.3	50.2	129.2	162.9
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	26.4	25.0	31.8	75.5	101.2
Net income attributable to Artisan Partners Asset Management Inc.	$19.1	$18.3	$18.4	$53.7	$61.7

Basic and diluted earnings per share - Class A common shares	$0.41	$0.38	$0.44	$1.15	$1.38

Average shares outstanding
Class A common shares	38.6	38.0	36.4	37.9	35.0
Unvested restricted share-based awards	3.6	3.9	3.0	3.6	3.1
Total average shares outstanding	42.2	41.9	39.4	41.5	38.1

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$19.1	$18.3	$18.4	$53.7	$61.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	26.4	25.0	31.8	75.5	101.2
Add back: Provision for income taxes	15.1	12.7	11.6	39.3	33.2
Add back: Pre-offering related compensation - share-based awards	6.7	7.2	10.5	21.7	31.6
Add back: Net (gain) loss on the tax receivable agreements	(0.7)	—	5.8	(0.7)	12.2
Less: Adjusted provision for income taxes	24.6	23.4	28.9	70.1	88.8
Adjusted net income (Non-GAAP)	$42.0	$39.8	$49.2	$119.4	$151.1

Average shares outstanding
Class A common shares	38.6	38.0	36.4	37.9	35.0

Assumed vesting, conversion or exchange of:
Unvested restricted share-based awards	3.6	3.9	3.0	3.6	3.1
Artisan Partners Holdings LP units outstanding (non-controlling interest)	32.4	32.8	34.1	33.0	35.3
Adjusted shares	74.6	74.7	73.5	74.5	73.4

Basic and diluted earnings per share (GAAP)	$0.41	$0.38	$0.44	$1.15	$1.38
Adjusted net income per adjusted share (Non-GAAP)	$0.56	$0.53	$0.67	$1.60	$2.06

Operating income (GAAP)	$62.0	$58.9	$70.6	$175.7	$216.7
Add back: Pre-offering related compensation - share-based awards	6.7	7.2	10.5	21.7	31.6
Adjusted operating income (Non-GAAP)	$68.7	$66.1	$81.1	$197.4	$248.3

Operating margin (GAAP)	33.7%	32.6%	35.6%	32.6%	35.3%
Adjusted operating margin (Non-GAAP)	37.3%	36.6%	40.9%	36.6%	40.5%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$19.1	$18.3	$18.4	$53.7	$61.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	26.4	25.0	31.8	75.5	101.2
Add back: Pre-offering related compensation - share-based awards	6.7	7.2	10.5	21.7	31.6
Add back: Net (gain) loss on the tax receivable agreements	(0.7)	—	5.8	(0.7)	12.2
Add back: Interest expense	3.0	2.9	3.0	8.8	8.8
Add back: Provision for income taxes	15.1	12.7	11.6	39.3	33.2
Add back: Depreciation and amortization	1.4	1.2	1.1	3.8	3.2
Adjusted EBITDA (Non-GAAP)	$71.0	$67.3	$82.2	$202.1	$251.9

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of the Company on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% for the periods presented.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, pre-offering related compensation and net gain (loss) on the tax receivable agreements

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at the Company’s IPO, which closed on March 12, 2013.

Net gain (loss) on tax receivable agreements represents the income or expense associated with the change in valuation of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	September 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$212.6	$166.2
Accounts receivable	67.1	60.1
Investment securities	7.6	10.3
Deferred tax assets	684.6	678.5
Other	35.1	30.7
Total assets	$1,007.0	$945.8

Liabilities and equity
Accounts payable, accrued expenses, and other	$95.6	$40.8
Borrowings	199.4	199.3
Amounts payable under tax receivable agreements	592.0	589.1
Total liabilities	887.0	829.2

Total equity	120.0	116.6
Total liabilities and equity	$1,007.0	$945.8

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2016	2016	2015	2016	2015

Beginning assets under management	$94,959	$97,032	$109,174	(2.1)%	(13.0)%
Gross client cash inflows	4,219	3,711	4,179	13.7%	1.0%
Gross client cash outflows	(5,154)	(6,031)	(5,481)	14.5%	6.0%
Net client cash flows	(935)	(2,320)	(1,302)	59.7%	28.2%
Market appreciation (depreciation)	5,793	231	(10,904)	2,407.8%	153.1%
Net transfers [1]	—	16	—	(100.0)%	—%
Ending assets under management	$99,817	$94,959	$96,968	5.1%	2.9%
Average assets under management	$98,234	$96,623	$104,723	1.7%	(6.2)%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2016	2015		2015

Beginning assets under management	$99,848	$107,915		(7.5)%
Gross client cash inflows	12,582	13,700		(8.2)%
Gross client cash outflows	(17,176)	(17,533)		2.0%
Net client cash flows	(4,594)	(3,833)		(19.9)%
Market appreciation (depreciation)	4,563	(7,114)		164.1%
Net transfers[1]	—	—		—
Ending assets under management	$99,817	$96,968		2.9%
Average assets under management	$95,926	$108,166		(11.3)%

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2016
Beginning assets under management	$29,322	$8,280	$24,160	$30,698	$213	$1,563	$723	$94,959	$50,206	$44,753	$94,959
Gross client cash inflows	949	297	1,268	1,353	4	232	116	4,219	3,323	896	4,219
Gross client cash outflows	(1,941)	(779)	(1,114)	(1,202)	(2)	(92)	(24)	(5,154)	(3,907)	(1,247)	(5,154)
Net client cash flows	(992)	(482)	154	151	2	140	92	(935)	(584)	(351)	(935)
Market appreciation (depreciation)	1,208	367	1,893	2,147	20	81	77	5,793	2,904	2,889	5,793
Net transfers[1]	—	—	—	—	—	—	—	—	(46)	46	—
Ending assets under management	$29,538	$8,165	$26,207	$32,996	$235	$1,784	$892	$99,817	$52,480	$47,337	$99,817
Average assets under management	$29,680	$8,238	$25,508	$32,073	$228	$1,698	$809	$98,234	$51,692	$46,542	$98,234

June 30, 2016
Beginning assets under management	$30,422	$9,776	$23,877	$30,770	$271	$1,343	$573	$97,032	$52,113	$44,919	$97,032
Gross client cash inflows	884	573	726	1,153	2	231	142	3,711	2,763	948	3,711
Gross client cash outflows	(1,549)	(2,386)	(1,183)	(739)	(68)	(93)	(13)	(6,031)	(4,737)	(1,294)	(6,031)
Net client cash flows	(665)	(1,813)	(457)	414	(66)	138	129	(2,320)	(1,974)	(346)	(2,320)
Market appreciation (depreciation)	(435)	317	740	(502)	8	82	21	231	162	69	231
Net transfers[1]	—	—	—	16	—	—	—	16	(95)	111	16
Ending assets under management	$29,322	$8,280	$24,160	$30,698	$213	$1,563	$723	$94,959	$50,206	$44,753	$94,959
Average assets under management	$30,155	$8,895	$24,122	$31,097	$215	$1,472	$667	$96,623	$51,619	$45,004	$96,623

September 30, 2015
Beginning assets under management	$34,625	$14,889	$25,706	$32,595	$623	$726	$10	$109,174	$60,271	$48,903	$109,174
Gross client cash inflows	1,663	353	1,260	488	34	262	119	4,179	3,370	809	4,179
Gross client cash outflows	(1,469)	(1,989)	(1,147)	(812)	(7)	(56)	(1)	(5,481)	(4,038)	(1,443)	(5,481)
Net client cash flows	194	(1,636)	113	(324)	27	206	118	(1,302)	(668)	(634)	(1,302)
Market appreciation (depreciation)	(4,539)	(1,454)	(2,082)	(2,682)	(117)	(20)	(10)	(10,904)	(6,178)	(4,726)	(10,904)
Net transfers[1]	—	—	—	—	—	—	—	—	(54)	54	—
Ending assets under management	$30,280	$11,799	$23,737	$29,589	$533	$912	$118	$96,968	$53,371	$43,597	$96,968
Average assets under management	$33,096	$13,333	$25,339	$31,513	$573	$813	$56	$104,723	$57,674	$47,049	$104,723

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2016
Beginning assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Gross client cash inflows	3,061	1,224	3,223	3,715	7	909	443	12,582	9,753	2,830	12,583
Gross client cash outflows	(5,377)	(4,681)	(3,551)	(2,819)	(398)	(298)	(52)	(17,176)	(12,859)	(4,318)	(17,177)
Net client cash flows	(2,316)	(3,457)	(328)	896	(391)	611	391	(4,594)	(3,106)	(1,488)	(4,594)
Market appreciation (depreciation)	(580)	1,253	1,606	1,918	55	184	127	4,563	2,158	2,405	4,563
Net transfers[1]	—	—	—	—	—	—	—	—	(98)	98	—
Ending assets under management	$29,538	$8,165	$26,207	$32,996	$235	$1,784	$892	$99,817	$52,480	$47,337	$99,817
Average assets under management	$29,904	$8,873	$24,075	$30,701	$314	$1,432	$627	$95,926	$51,072	$44,854	$95,926

September 30, 2015
Beginning assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Gross client cash inflows	5,833	1,663	3,608	1,937	38	491	130	13,700	10,367	3,333	13,700
Gross client cash outflows	(3,664)	(6,567)	(4,004)	(2,945)	(203)	(149)	(1)	(17,533)	(12,887)	(4,646)	(17,533)
Net client cash flows	2,169	(4,904)	(396)	(1,008)	(165)	342	129	(3,833)	(2,520)	(1,313)	(3,833)
Market appreciation (depreciation)	(3,341)	(1,409)	(366)	(1,884)	(108)	5	(11)	(7,114)	(4,108)	(3,006)	(7,114)
Net transfers[1]	—	—	—	—	—	—	—	—	(258)	258	—
Ending assets under management	$30,280	$11,799	$23,737	$29,589	$533	$912	$118	$96,968	$53,371	$43,597	$96,968
Average assets under management[2]	$33,567	$15,498	$25,301	$32,413	$660	$709	$56	$108,166	$59,890	$48,276	$108,166

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2 For the Developing World team, average assets under management is for the period between June 29, 2015, when the team's strategy began investment operations, and September 30, 2015.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of September 30, 2016
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$27,179	6.71%	1.44%	11.11%	4.83%	10.14%	580
MSCI EAFE Index			6.52%	0.48%	7.38%	1.82%	4.34%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,097	4.32%	2.44%	12.25%	7.41%	13.50%	360
MSCI EAFE Small Cap Index			12.33%	5.08%	11.06%	4.39%	9.90%
Global Equity Strategy	4/1/2010	$1,185	8.96%	6.24%	15.57%	N/A	11.60%	448
MSCI All Country World Index			11.96%	5.17%	10.62%	N/A	7.12%
Global Small-Cap Growth Strategy	7/1/2013	$77	(2.56)%	0.70%	N/A	N/A	2.13%	(643)
MSCI All Country World Small Cap Index			14.21%	5.66%	N/A	N/A	8.56%
U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$6,524	15.41%	5.06%	13.65%	9.12%	13.24%	415
Russell Midcap® Index			14.25%	9.69%	16.65%	8.31%	9.09%
Russell Midcap® Value Index			17.26%	10.48%	17.35%	7.88%	9.84%
Value Equity Strategy	7/1/2005	$1,641	25.58%	7.82%	13.76%	7.30%	7.88%	3
Russell 1000® Index			14.93%	10.77%	16.39%	7.39%	7.84%
Russell 1000® Value Index			16.20%	9.70%	16.13%	5.85%	6.82%
Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$14,496	9.34%	7.01%	15.51%	11.18%	15.16%	505
Russell Midcap® Index			14.25%	9.69%	16.65%	8.31%	10.11%
Russell Midcap® Growth Index			11.24%	8.89%	15.83%	8.50%	8.62%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,382	16.73%	7.28%	16.91%	9.29%	10.19%	117
Russell 2000® Index			15.47%	6.70%	15.80%	7.07%	9.02%
Russell 2000® Growth Index			12.12%	6.58%	16.13%	8.28%	7.28%
Global Opportunities Strategy	2/1/2007	$9,329	20.64%	10.29%	17.05%	N/A	9.90%	645
MSCI All Country World Index			11.96%	5.17%	10.62%	N/A	3.45%
Global Value Team
Non-U.S. Value Strategy	7/1/2002	$17,905	10.52%	4.63%	13.32%	7.78%	12.44%	670
MSCI EAFE Index			6.52%	0.48%	7.38%	1.82%	5.74%
Global Value Strategy	7/1/2007	$15,091	13.41%	7.18%	15.20%	N/A	7.93%	526
MSCI All Country World Index			11.96%	5.17%	10.62%	N/A	2.67%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$235	29.40%	2.54%	4.06%	4.04%	4.53%	21
MSCI Emerging Markets Index			16.78%	(0.56)%	3.03%	3.94%	4.33%
Credit Team
High Income Strategy	4/1/2014	$1,784	12.63%	N/A	N/A	N/A	7.01%	334
BofA Merrill Lynch High Yield Master II Index			12.82%	N/A	N/A	N/A	3.67%
Developing World Team
Developing World Strategy	7/1/2015	$892	27.38%	N/A	N/A	N/A	5.11%	840
MSCI Emerging Markets Index			16.78%	N/A	N/A	N/A	(3.29)%
Total Assets Under Management		$99,817
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 9% of our assets under management at September 30, 2016, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this causes material differences in relative performance.